Exhibit 99.1

Manhattan Receives Notification from AMEX of
Non-compliance with Certain Listing Standards

NEW YORK, NY SEPT 21, 2007 - Manhattan Pharmaceuticals, Inc. (AMEX: MHA) received notice from the American Stock Exchange (AMEX) dated September 18, 2007 indicating that the company is not in compliance with Section 1003(a)(ii) of the AMEX Company Guide with stockholder’s equity of less than $4,000,000 and losses from continuing operations and/or net losses in three out its four most recent fiscal years, and Section 1003(a)(iii) of the AMEX Company Guide with stockholder’s equity of less than $6,000,000 and losses from continuing operations and/or net losses in its five most recent fiscal years. This is consistent with the company’s previous reportings which are summarized below.

In order for the company to maintain its AMEX listing, the company must submit a plan by October 18, 2007, advising AMEX of the actions it has taken, or will take, that will bring it into compliance with all the continued listing standards by April 16, 2008. If AMEX accepts the company’s plan, the company may be able to continue its listing for the period ending April 16, 2008, during which time the company will be subject to periodic review to determine if it is making progress consistent with the plan. If the company does not regain compliance with all of AMEX’s continued listing standards by April 16, 2008, or if the company does not make sufficient progress consistent with its plan, then AMEX may initiate delisting proceedings. The company has already informed AMEX that it intends to submit such a plan by October 18, 2007.

On January 8, 2007 the company first received notice from AMEX that it was not in compliance with AMEX’s continued listing standards. The company submitted a plan advising AMEX of the actions it had taken and planned to take to bring it into compliance with continued listing standards by April 16, 2008. On March 23, 2007 AMEX accepted the plan.

On May 31, 2007 AMEX notified the company that it had regained compliance with the continued listing standards but that the plan period would remain open until the company demonstrated compliance for two consecutive quarters. As the company did not demonstrate compliance with the continued listing standards for two consecutive quarters, AMEX notified the company that the plan period of April 16, 2008 remains in effect.

About Manhattan Pharmaceuticals, Inc.
Manhattan Pharmaceuticals, Inc., (Amex: MHA) is a pharmaceutical company that acquires and develops novel, high-value drug candidates primarily for the treatment of dermatologic and immunologic disorders. With a pipeline consisting of four clinical-stage product candidates, Manhattan Pharmaceuticals is developing potential therapeutics for large, underserved patient populations seeking superior treatments for conditions including psoriasis, atopic dermatitis (eczema), head lice, and mastocytosis.

Note Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties that could cause Manhattan Pharmaceuticals, Inc.’s actual results to differ materially from the anticipated results and expectations expressed in these forward-looking statements. These statements are often, but not always, made through the use of words or phrases such as "anticipates," "expects," "plans," "believes," "intends," “will,” and similar words or phrases. These statements are based on Manhattan Pharmaceuticals, Inc.’s current expectations, forecasts and assumptions, which are subject to risks and uncertainties, which could cause actual outcomes and results to differ materially from these statements. Among other things, there can be no assurances that Manhattan Pharmaceuticals, Inc.’s development efforts relating to its PTH (1-34), Altoderm™, Altolyn™ or Hedrin™ product candidates, or any future product candidates, will be successful, or that Manhattan Pharmaceuticals will be able to out-license its discontinued programs to other companies on terms acceptable to Manhattan Pharmaceuticals, Inc. or at all. Other risks that may affect forward-looking information contained in this press release include the possibility of being unable to obtain regulatory approval of Manhattan Pharmaceuticals, Inc.’s product candidates, the risk that the results of clinical trials may not support the company’s claims, the risk that the company’s product candidates may not achieve market acceptance in North America or elsewhere, the company’s reliance on third-party researchers to develop its product candidates, availability of patent protection, the risk that sufficient capital may not be available to develop and commercialize the company’s product candidates, the company’s lack of experience in developing and commercializing pharmaceutical products, and the risk that the company may not maintain its AMEX listing. Additional risks are described in the company's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-KSB for the year ended December 31, 2006. Manhattan Pharmaceuticals, Inc. assumes no obligation to update these statements, whether as a result of new information, future events, or otherwise, except as required by law.

Contact:

Michael G. McGuinness
Chief Financial Officer
Manhattan Pharmaceuticals, Inc.
212.582.3950